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As filed with the Securities and Exchange Commission on July 3, 2008

Registration No. 333-151331

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAPITAL TRUST, INC.
(Exact name of registrant as specified in its charter)

Capital Trust, Inc. CT Public Preferred Trust I CT Public Preferred Trust II CT Public Preferred Trust III (Exact name of registrant as specified in its charter)	Maryland Delaware Delaware Delaware (State or other jurisdiction of incorporation or organization)	94-6181186 26-6393948 26-6393965 26-6393982 (I.R.S. Employer Identification Number)

410 Park Avenue, 14th Floor
New York, New York 10022
(212) 655-0220
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John R. Klopp
Chief Executive Officer
Capital Trust, Inc.
410 Park Avenue, 14th Floor
New York, New York 10022
(212) 655-0220
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Michael L. Zuppone, Esq.
Paul, Hastings, Janofsky & Walker LLP
75 East 55th Street
New York, New York 10022
(212) 318-6000

         Approximate date of commencement of proposed sale to public:
From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

Preliminary Prospectus Dated July 3, 2008

Subject to Completion

$500,000,000

CAPITAL TRUST, INC.

Class A Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants,
Subscription Rights and Units

CT PUBLIC PREFERRED TRUST I
CT PUBLIC PREFERRED TRUST II
CT PUBLIC PREFERRED TRUST III
Preferred Securities
Guaranteed to the extent set forth herein by
Capital Trust, Inc.

        We may from time to time offer, in one or more series or classes, separately or together, the following:

  •
  Class A common stock

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  Preferred stock

  •
  Depositary shares

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  Debt securities

  •
  Warrants

  •
  Subscription rights

  •
  Units

        CT Public Preferred Trust I, CT Public Preferred Trust II and CT Public Preferred Trust III, which we refer to as the Trusts, may offer preferred securities that will be guaranteed by us to the extent set forth herein.

        We and each of the Trusts will offer our and their, as the case may be, securities in amounts, at prices and on terms to be determined at the time we or they offer those securities. We or each of the Trusts will provide the specific terms of these securities in supplements to this prospectus when we or they offer these securities.

        We are organized and conduct our operations so as to qualify as a real estate investment trust, or REIT, for federal income tax purposes. The specific terms of the securities may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities that may be appropriate to preserve our status as a REIT.

        The securities may be offered on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

        Our class A common stock is listed for trading on the New York Stock Exchange under the symbol "CT."

        Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See "Risk Factors" on page 9.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is                        , 2008

ABOUT THIS PROSPECTUS

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities covered by this prospectus. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operation and prospects may have changed since those dates.

        Unless the context otherwise indicates, references in this prospectus to "we," "us," "our" or "Capital Trust" refer to Capital Trust, Inc., a Maryland corporation. References to the "Trusts" or the "Subsidiary Trusts" are to CT Public Preferred Trust I, CT Public Preferred Trust II or CT Public Preferred Trust III.

        This prospectus is part of a "shelf" registration statement that we filed with the Securities and Exchange Commission, or SEC. By using a shelf registration statement, we may sell class A common stock, preferred stock, debt securities, depositary shares, subscription rights and warrants to purchase debt or equity securities described in this prospectus and the Trusts may sell preferred securities that will be guaranteed by us to the extent described in this prospectus, either separately or in units, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we or the Trusts may offer. Each time we or the Trusts sell securities, we or the Trusts will provide a supplement to this prospectus that will contain specific information about the terms of the securities offered, including the amount, the price and the terms determined at the time of the offering. The prospectus supplement may also add to, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with additional information described under the heading "Where You Can Find More Information."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including information incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which involve certain risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and portfolio management and the performance of our investments and our investment management business. These forward-looking statements are identified by their use of such terms and phrases as "intends," "intend," "intended," "goal," "estimate," "estimates," "expects," "expect," "expected," "project," "projected," "projections," "plans," "seeks," "anticipates," "anticipated," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "believes" and "scheduled" and similar expressions. Our actual results or outcomes may differ materially from those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        Our actual results may differ significantly from any results expressed or implied by these forward-looking statements. Some, but not all, of the factors that might cause such a difference include, but are not limited to:

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  the general political, economic and competitive conditions, in the United States and foreign jurisdictions wherein we invest;

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  the level and volatility of prevailing interest rates and credit spreads, magnified by the current turmoil in the credit markets;

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  adverse changes in the real estate and real estate capital markets;

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  the extent of the impact of the current turmoil in the credit markets and lack of demand for commercial real estate collateralized debt obligations, or CDOs;

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  difficulty in obtaining, financing or raising capital or refinancing our repurchase obligation with Bear Stearns, if necessary, especially in the current credit and equity environment;

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  the deterioration of performance and thereby credit quality of property securing our investments, borrowers and, in general, the risks associated with the ownership and operation of real estate that may cause cash flow deterioration to us and potentially principal losses on our investments;

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  a compression of the yield on our investments and the cost of our liabilities, as well as the level of leverage available to us;

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  adverse developments in the availability of desirable loan and investment opportunities whether they are due to competition, regulation or otherwise;

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  events, contemplated or otherwise, such as natural disasters including hurricanes and earthquakes, acts of war and/or terrorism (such as the events of September 11, 2001) and others that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investment;

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  the cost of operating our platform, including, but not limited to, the cost of operating a real estate investment platform and the cost of operating as a publicly traded company;

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  authoritative generally accepted accounting principles or policy changes from such standard-setting bodies as the Financial Accounting Standards Board, the Securities and Exchange Commission, Internal Revenue Service, the New York Stock Exchange, and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business; and

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  those items discussed in the "Risk Factors" section of this prospectus and in other information incorporated by reference into this prospectus.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward-looking statements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements. Moreover, unless we are required by law to update these statements, we will not necessarily update or revise any forward-looking statements included or incorporated by reference in this prospectus after the date hereof, either to conform them to actual results or to changes in our expectations.

CAPITAL TRUST, INC.

        We are a fully integrated, self-managed, real estate finance and investment management company that specializes in credit-sensitive financial products. To date, our investment programs have focused on loans and securities backed by commercial real estate assets. We invest for our own account directly on our balance sheet and for third parties through a series of investment vehicles. We conduct our operations as a real estate investment trust, or REIT, for federal income tax purposes. We generally intend to distribute substantially all of our taxable income, which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles, to our shareholders each year so as to comply with the REIT provisions of the Internal Revenue Code.

        Since we commenced our finance business in July 1997 and through December 31, 2007, we have completed over $10.5 billion of commercial real estate-related investments. Our investment strategies are designed to generate high current returns coupled with substantial downside protection. We implement these strategies by applying a disciplined, rigorous process founded on four key elements:

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  intense credit underwriting;

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  creative financial structuring;

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  efficient capitalization; and

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  aggressive asset management.

        Our current investment programs emphasize mezzanine loans, junior interests in first mortgage loans, known as B Notes, senior and subordinate tranches of commercial mortgage-backed securities, known as CMBS, first mortgages and total return swaps. We employ leverage to enhance returns on equity, and our objective is to create leveraged portfolios of high-yield structured investments. Since we commenced our finance business in 1997 and through December 31, 2007, our loss experience on the investments we have made has totaled less than 1%.

        We make investments both for our own balance sheet and for investment vehicles that we manage on behalf of institutional and high net worth individual investors. As of December 31, 2007, our balance sheet assets totaled $3.2 billion, comprised primarily of loans receivable, CMBS, total return swaps and co-investments in our managed investment vehicles. We currently manage, through our wholly-owned, taxable, investment management subsidiary, CT Investment Management Co., LLC, five investment vehicles, CT Mezzanine Partners III, Inc., which we refer to as Fund III, CT Large Loan 2006, Inc., which we refer to as Large Loan Fund, CT High Grade MezzanineSM, a separate account which we refer to as CT High Grade, CTX Fund I, LP, a single investor fund that we refer to as CTX Fund, and CT Opportunity Partners I, LP, which we refer to as CTOPI.

        Our balance sheet investments generate net interest income, while our investment management business produces base management fees, and, in certain cases, if certain performance thresholds are exceeded, incentive management fees.

        Our business strategy is to continue to grow our balance sheet investment programs and our third-party assets under management. We expect the growth of our business to be driven primarily by the following activities:

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  originating commercial real estate debt investments for our balance sheet;

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  expanding our investment management business through additional offerings of subsequent investment management vehicles; and

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  incubating or acquiring complementary balance sheet and investment management businesses that leverage our core skills in credit underwriting and financial structuring.

        As we continue to grow our business, we seek to create the most efficient capital structure for our activities. Our success in the development and implementation of liability structures that offer attractive structural and economic terms while affording us the necessary flexibility to execute our investment programs has been, and is expected to continue to be, an integral factor in our business growth.

        Our principal executive offices are located at 410 Park Avenue, 14th Floor, New York, New York 10022 and our telephone number is (212) 655-0220. Our website address is www.capitaltrust.com. We are not incorporating the information included, or referred to, on our website into this prospectus, and our website and the information included, or referred to, on our website are not a part of this prospectus.

THE TRUSTS

        Each of CT Public Preferred Trust I, CT Public Preferred Trust II and CT Public Preferred Trust III is a statutory trust formed under Delaware law pursuant to (x) a declaration of trust as may be amended from time to time, which we refer to as the Trust Declaration, executed by us, as sponsor, and the Capital Financing Trustees, which we define below, as trustees, and (y) a certificate of trust filed with the Secretary of State of the State of Delaware. Each Trust exists for the exclusive purposes of (i) issuing preferred securities of the Trust, which we refer to as the Preferred Securities, (ii) investing the gross proceeds from the sale of the trust preferred securities and the Common Securities (defined below) in our subordinated debt securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the common securities representing undivided beneficial interests in the assets of a Trust, which we refer to as the Common Securities, will be directly or indirectly owned by us, The Common Securities will rank pari passu, and payments will be made pro rata, with the Preferred Securities, except that, upon an event of default under the applicable Trust Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. We will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each Trust. Each Trust has a term of approximately 40 years but may dissolve earlier, as provided in the applicable Trust Declaration. We will pay all fees and expenses related to the Trusts and the offering of the Trust Securities, the payment of which will be guaranteed by Capital Trust, Inc., as described under "Description of the Guarantees," The principal place of business of each Trust is c/o Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, New York 10022, Attn: Chief Financial Officer, (212) 655-0220.

        The business and affairs of each Trust will be conducted by the trustees, which we refer to as the Capital Financing Trustees, appointed by us as the direct or indirect holder of all the Common Securities. A majority of the Capital Financing Trustees will be persons who are employees or officers of or who are affiliated with us. One Capital Financing Trustee of each Trust will be a financial institution that is not affiliated with us and has aggregate capital, surplus and undivided profits of not less than $50,000,000, which institution will act as Property Trustee under the applicable Trust Declaration and as an indenture trustee for purposes of the Trust Indenture Act of 1939. In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Capital Financing Trustee of each Trust, which we refer to as the Delaware Trustee, will have a principal place of business or reside in the State of Delaware. The initial Delaware Trustee of each Trust is BNYM (Delaware), a Delaware banking corporation, which maintains a principal place of business in Delaware. The initial Property Trustee of each Trust is The Bank of New York, a New York banking corporation, which maintains a principal place of business in New York. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Capital Financing Trustees of each Trust. The duties and obligations of the Capital Financing Trustees for each Trust will be governed by the applicable Trust Declaration.

RISK FACTORS

        Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors under the heading "Risk Factors" contained in Part I, Item 1A in our most recent Annual Report on Form 10-K as well as the risk factors contained in Exhibit 99.1 to our most recent Quarterly Report on Form 10-Q, which is incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934.

USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds we receive from the offering of securities under this prospectus for general corporate purposes, including funding our balance sheet and investment management activity, the repayment of indebtedness, working capital and potential business acquisitions.

        We have from time to time engaged in, and expect to continue to pursue, discussions with respect to possible business acquisitions. While we have no present commitments or agreements with respect to any material acquisitions, we frequently investigate acquisitions of companies engaged in businesses that we believe will complement our existing business.

        Our management will have considerable discretion in the application of the net proceeds from the offering of securities under this prospectus and may spend the net proceeds in a manner and at times other than as set forth above. As a result, you will not have the opportunity, as part of your investment decision, to assess how and when the net proceeds will be used.

        Pending such uses, the net proceeds may be invested in interest-bearing accounts and short-term interest-bearing securities that are consistent with our qualification as a REIT.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated. For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of income before income taxes and fixed charges, and "fixed charges" consist of interest on all indebtedness, amortized premiums, discounts and capitalized expenses related to indebtedness and preference security dividend requirements.

	Years Ended December 31,					Three Months Ended March 30,
	2007	2006	2005	2004	2003	2008
						(unaudited)
Ratio of Earnings to Fixed Charges(1)	1.53	1.50	2.11	2.05	1.72	1.37

(1)
We had not issued any preferred stock in any period presented, and therefore, there were no preferred dividends included in our calculation of the ratio of earnings to combined fixed charges and preferred stock dividends for these periods.

DESCRIPTION OF CAPITAL STOCK

        The following is a summary of our class A common stock and preferred stock, provisions of our charter and bylaws and specific provisions of the Maryland General Corporation Law containing the material terms of our class A common stock and preferred stock. As summaries, they are qualified in their entirety by reference to the Maryland General Corporation Law and to our charter and bylaws.

General

        Under our charter, we may issue up to 200,000,000 shares of stock comprised of the following:

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  100,000,000 shares of class A common stock, par value $.01 per share; and

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  100,000,000 shares of preferred stock, par value $.01 per share.

        As of the date of this prospectus, 22,106,932 shares of class A common stock were issued and outstanding and no shares of preferred stock were designated as a particular class or series or are outstanding. Under Maryland law, our shareholders generally are not liable for our debts or obligations. The class A common stock is listed on the New York Stock Exchange under the symbol "CT".

        No warrants to purchase either class A common stock or preferred stock were issued or outstanding as of the date of this prospectus.

        Our charter authorizes our board of directors, without shareholder approval, to:

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  classify and reclassify any unissued shares of our class A common stock and preferred stock into other classes or series of stock, and

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  amend our charter to increase or decrease the aggregate number of shares of stock of any class or series that may be issued.

        We believe that the power to issue additional shares of our class A common stock or preferred stock, increase the aggregate number of shares of stock of any class or series that we have the authority to issue and to classify or reclassify unissued shares of our class A common or preferred stock and thereafter to issue the classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

        Prior to the issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfers of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for holders of our class A common stock or otherwise be in their best interest.

Class A Common Stock

        Holders of our class A common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, after payment of, or adequate provision for, all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock. All shares of class A common stock have equal dividend and liquidation rights.

        Subject to our charter restrictions on ownership and transfer of our stock, each outstanding share of class A common stock is entitled to one vote on all matters submitted to a vote of the shareholders. There is no cumulative voting in the election of our directors and our directors are elected by a plurality of the votes cast, so the holders of a simple majority of the outstanding class A common stock, voting at a shareholders meeting at which a quorum is present, can elect all of the directors nominated for election at the meeting. Holders of our class A common stock generally have no exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Because holders of class A common stock do not have preemptive rights, we may issue additional shares of stock that may reduce each shareholder's proportionate voting and financial interest in our company. Rights to receive dividends on our class A common stock may be restricted by the terms of any future classified and issued shares of our preferred stock.

        Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by a majority of all votes entitled to be cast on the matter.

Preferred Stock

General

        We are authorized to issue 100,000,000 shares of preferred stock. As of the date of this prospectus, no shares of preferred stock are outstanding. Our board of directors has the authority, without further action by the shareholders, to authorize us to issue shares of preferred stock in one or more series and to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds, and any other rights, preferences, privileges and restrictions applicable to each such series of preferred stock. The issuance of preferred stock could have the effect of making an attempt to gain control of us more difficult by means of a merger, tender offer, proxy contest or otherwise. The preferred stock, if issued, would have a preference on dividend payments that could affect our ability to make dividend distributions to the common shareholders. The preferred stock will, when issued, be duly authorized, fully paid and non-assessable.

        A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include, where applicable:

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  the title and stated value of the preferred stock;

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  the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

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  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

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  the procedures for an auction and remarketing, if any, of the preferred stock;

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  the provisions for a sinking fund, if any, for the preferred stock;

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  any voting rights of the preferred stock;

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  the provisions for redemption, if applicable, of the preferred stock;

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  any listing of the preferred stock on any securities exchange;

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  information with respect to book-entry registration procedures, if any;

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  the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for our class A common stock, preferred stock or other securities including the conversion price or the manner of calculating the conversion price and conversion period;

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  if appropriate, a discussion of federal income tax consequences applicable to the preferred stock;

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  any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to assist us in qualifying as a REIT or otherwise;

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  the priority of the preferred stock with all series of preferred stock ranking on a parity with each other unless otherwise specified in the charter and will rank senior to class A common stock with respect to payment of dividends and distribution of assets upon liquidation; and

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  any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

Conversion or Exchange

        The terms, if any, on which the preferred stock may be convertible into or exchangeable for our class A common stock, preferred stock or other securities will be stated in the prospectus supplement relating to the preferred stock. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our class A common stock or other securities to be received by the holders of preferred stock would be subject to adjustment.

Transfer Agent and Registrar

        Our transfer agent and registrar is American Stock Transfer & Trust Company located in Brooklyn, New York.

Certain Provisions of Our Charter and Bylaws and of Maryland Law

REIT Qualification Restrictions on Ownership and Transfer

        Our charter contains restrictions on the number of shares of our stock that a person may own. No individual may acquire or hold, directly or indirectly, in excess of 9.9% in value or number of our outstanding stock or our outstanding common stock unless they receive an exemption from our board of directors.

        Our board of directors, in its sole discretion, may exempt a person from, or modify, these limits, subject to such terms, conditions, representations and undertakings as it may determine. Our charter provides for, and our board of directors has granted, limited exemptions to certain persons who directly or indirectly own our stock, including officers, directors and shareholders controlled by them or trusts for the benefit of their families.

        Our charter further prohibits any person from owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as described below, is required to give us immediate written notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

        Any attempted transfer of our stock which, if effective, would result in violation of the above limitations, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our charter, prior to the date of the transfer. The shares transferred to the trust will generally be selected so as to minimize the aggregate value of shares transferred to the trust. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If necessary to protect our status as a REIT, we may establish additional trusts with distinct trustees and charitable beneficiaries to which shares may be transferred.

        Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, such as a gift, devise or other similar transaction, the market price, as defined in our charter, of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

        In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

        All certificates representing shares of our stock issued in the future will bear a legend referring to the restrictions described above.

        Every owner of more than such percentage as may from time to time be established by our board of directors, or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder, of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the class A common stock or otherwise be in the best interest of the shareholders.

Business Combinations

        Under Maryland law, "business combinations" between a Maryland corporation and an interested shareholder or any affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

  •
  any person who beneficially owns 10% or more of the voting power of the corporation's shares; or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date interested shareholder status is determined, was the beneficial owner of 10% or more of the voting power of the corporation.

        A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested shareholder.

However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested shareholder or any affiliate of an interested shareholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or the shares held by any affiliate or associate of the interested shareholder.

        These super-majority vote requirements do not apply if the corporation's common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

        The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that an interested shareholder becomes an interested shareholder. Our board of directors has exempted any business combination involving family partnerships controlled separately by John R. Klopp and Craig M. Hatkoff, and a limited liability company indirectly controlled by a trust for the benefit of Samuel Zell and his family. Our board of directors also approved in advance the transaction by which W.R. Berkley Corporation would have otherwise become an interested stockholder. As a result, these persons may enter into business combinations with us without compliance with the super-majority vote requirements and the other provisions of the statute.

Control Share Acquisitions

        Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. A control share acquisition means the acquisition of control shares, subject to certain exceptions. Shares owned by the acquiror or by officers or directors of the target corporation who are also employees are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiror is entitled to vote as a result of having previously obtained shareholder approval.

        A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting certain holders identified in our bylaws from this statute.

Maryland Unsolicited Takeovers Act

        The Maryland Unsolicited Takeovers Act applies to any Maryland corporation that has a class of securities registered under the Securities Exchange Act of 1934 and at least three independent directors. Pursuant to such act, the board of directors of any Maryland corporation fitting such description, without obtaining shareholder approval and notwithstanding a contrary provision in its charter or bylaws, may elect to:

  •
  classify the board;

  •
  increase the required shareholder vote to remove a director to two-thirds of all the votes entitled to be cast by the shareholders generally in the election of directors; and

  •
  require that a shareholder requested special meeting need be called only upon the written request of the shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting.

        Additionally, the board may provide that:

  •
  the number of directors may be fixed only by a vote of the board of directors,

  •
  each vacancy on the board of directors, including a vacancy resulting from the removal of a director by the shareholders, may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum; and

  •
  any director elected to fill a vacancy will hold office for the full remainder of the term, rather than until the next election of directors.

        The Maryland Unsolicited Takeovers Act does not limit the power of a corporation to confer on the holders of any class or series of preferred stock the right to elect one or more directors. We currently have more than three independent directors and have a class of securities registered under the Securities Exchange Act of 1934 and therefore our board of directors could elect to provide for any of the foregoing provisions. As of the date hereof, our board of directors has not made any such election.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that with respect to an annual meeting of shareholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by shareholders may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by or at the direction of the board of directors; or

  •
  by a shareholder who was a shareholder of record both at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws.

        With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may only be made:

  •
  pursuant to our notice of the meeting;

  •
  by or at the direction of the board of directors; or

  •
  provided that the board of directors has determined that directors will be elected at the meeting, by a shareholder who is a shareholder of record both at the time of giving of notice and at the time of the special meeting and who is entitled to vote at the meeting and has complied with the advance notice provisions of the bylaws.

DESCRIPTION OF DEPOSITARY SHARES

        The following description contains general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the depositary shares so offered will be described in the prospectus supplement relating to such debt securities. For more information, please refer to the provisions of the deposit agreement we will enter into with a depositary to be selected, our charter and the form of articles supplementary for the applicable series of preferred stock.

General

        We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among Capital Trust, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Dividends

        The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by Capital Trust for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with Capital Trust) that it is not feasible to make such distribution, in which case the depositary may (with the approval of Capital Trust) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

Liquidation Preference

        In the event of the liquidation, dissolution or winding up of the affairs of Capital Trust, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the prospectus supplement.

Redemption

        If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

        Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

        Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between Capital Trust and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

        The deposit agreement will be permitted to be terminated by Capital Trust upon not less than 30 days prior written notice to the applicable depositary if (i) such termination is necessary to preserve our qualification as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our qualification as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares thereunder shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of Capital Trust and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each share of the related preferred stock shall have been converted into stock of Capital Trust not so represented by depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid.

Miscellaneous

        The depositary will forward to the holders of depositary receipts all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from us which are received by the depositary as the holder of preferred stock.

        Neither the depositary nor Capital Trust assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor Capital Trust will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of capital trust and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Capital Trust and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

        In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and Capital Trust, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from Capital Trust.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

U.S. Federal Income Tax Consequences

        Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by such depositary shares. Accordingly, such owners will be entitled to take into account, for U.S. federal income tax purposes, income and deductions to which they would be entitled if they were holders of such preferred stock. In addition, (i) no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock to an exchanging owner of depositary shares, (ii) the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefor, and (iii) the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF DEBT SECURITIES

        The following description contains general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. For more information, please refer to the senior indenture we will enter into with a trustee to be selected, relating to the issuance of the senior notes, and the subordinated indenture we will enter into with a trustee to be selected, relating to issuance of the subordinated notes. Forms of these documents are filed as exhibits to the registration statement, which includes this prospectus.

        As used in this prospectus, the term indentures refers to both the senior indenture and the subordinated indenture. The indentures will be qualified under and governed by the Trust Indenture Act. As used in this prospectus, the term trustee refers to either the senior trustee or the subordinated trustee, as applicable.

        The following are summaries of material provisions anticipated to be included in the senior indenture and the subordinated indenture. As summaries, they do not purport to be complete or restate the indentures in their entirety and are subject to, and qualified in their entirety by reference to, all provisions of the indentures and the debt securities. We urge you to read the indentures applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of the debt securities. Except as otherwise indicated, the terms of the senior indenture and the subordinated indenture are identical.

General

        Each prospectus supplement will describe the following terms relating to a series of notes:

  •
  the title;

  •
  any limit on the amount that may be issued;

  •
  whether or not such series of notes will be issued in global form, the terms and who the depository will be;

  •
  the maturity date(s);

  •
  the annual interest rate(s), which may be fixed or variable, or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record dates for interest payment dates or the method for determining such date(s);

  •
  the place(s) where payments shall be payable;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  the date, if any, after which, and the price(s) at which, such series of notes may, pursuant to any optional redemption provisions, be redeemed at our option, and other related terms and provisions;

  •
  the date(s), if any, on which, and the price(s) at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, such series of notes and other related terms and provisions;

  •
  the denominations in which such series of notes will be issued, if in other than denominations of $1,000 and any integral multiple thereof;

  •
  any mandatory or optional sinking fund or similar provisions;

  •
  the currency or currency units of payment of the principal of, premium, if any, and interest on the notes;

  •
  any index used to determine the amount of payments of the principal of, premium, if any, and interest on the notes and the manner in which such amounts shall be determined;

  •
  the terms pursuant to which such notes are subject to defeasance;

  •
  the terms and conditions, if any, pursuant to which such notes are secured; and

  •
  any other terms, which terms shall not be inconsistent with the indentures.

        The notes may be issued as original issue discount securities. An original issue discount security is a note, including any zero-coupon note, which:

  •
  is issued at a price lower than the amount payable upon its stated maturity and

  •
  provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

        United States federal income tax consequences applicable to notes sold at an original issue discount will be described in the applicable prospectus supplement. In addition, United States federal income tax or other consequences applicable to any notes which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

        Under the indentures, we will have the ability, in addition to the ability to issue notes with terms different from those of notes previously issued, without the consent of the holders, to reopen a previous issue of a series of notes and issue additional notes of that series, unless the reopening was restricted when the series was created, in an aggregate principal amount determined by us.

Conversion or Exchange Rights

        The terms, if any, on which a series of notes may be convertible into or exchangeable for our class A common stock, preferred stock or other securities will be described in the prospectus supplement relating to that series of notes. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our class A or other class of common stock, preferred stock or other securities to be received by the holders of the series of notes would be subject to adjustment.

Consolidation, Merger or Sale

        The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of their assets. However, any successor or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indenture

        The following are events of default under the indentures with respect to any series of notes issued:

  •
  failure to pay the principal, or premium, if any, when due;

  •
  failure to pay interest when due and such failure continues for 90 days and the time for payment has not been extended or deferred;

  •
  failure to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and such failure continues for

    90 days after we receive written notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of that series;

  •
  certain events of bankruptcy, insolvency or reorganization; and

  •
  any other event of default described in the applicable prospectus supplement.

        If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice in writing to us, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. The trustee may withhold notice to the holders of notes of any default or event of default, except a default or event of default relating to the payment of principal or interest, if it determines that withholding such notice is in the holders' interest.

        The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to such series and its consequences, except a continuing default or events of default in the payment of principal, premium, if any, or interest on the notes of such series.

        Any such waiver shall cure such default or event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

  •
  it is not in conflict with any law or the applicable indenture;

  •
  the trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

  •
  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

  •
  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute such proceedings as trustee; and

  •
  the trustee does not institute such proceeding, and does not receive from the holders of a majority in the aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after such notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

        We will periodically file statements with the trustee regarding our compliance with certain of the covenants in the indentures.

Modification of Indenture; Waiver

        We and the trustee may change an indenture without the consent of any holders with respect to certain matters, including:

  •
  to fix any ambiguity, defect or inconsistency in such indenture; and

  •
  to change anything that does not materially adversely affect the interests of any holder of notes of any series.

        In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we can make the following changes only with the consent of each holder of any outstanding notes affected:

  •
  extending the fixed maturity of such series of notes;

  •
  changing any of our obligations to pay additional amounts;

  •
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any such notes;

  •
  reducing the amount of principal of an original issue discount security or any other note payable upon acceleration of the maturity thereof;

  •
  changing currency in which any note or any premium or interest is payable;

  •
  impairing the right to enforce any payment on or with respect to any note;

  •
  adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such note, if applicable;

  •
  in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated notes;

  •
  if the notes are secured, changing the terms and conditions pursuant to which the notes are secured in a manner adverse to the holders of the secured notes;

  •
  reducing the percentage in principal amount of outstanding notes of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or notes or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;

  •
  reducing the requirements contained in the applicable indenture for quorum or voting;

  •
  changing any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or

  •
  modifying any of the above provisions.

Form, Exchange, and Transfer

        The notes of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that notes of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to such series.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, notes of any series will be exchangeable for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, notes may be presented for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed, duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. Unless otherwise provided in the notes to be transferred or exchanged, we will not require a service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent initially designated by us for any notes will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

        If the notes of any series are to be redeemed, we will not be required to:

  •
  issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such notes that may be selected for redemption and ending at the close of business on the day of such mailing; or

  •
  register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any such notes being redeemed in part.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically described in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any notes on any interest payment date will be made to the person in whose name such notes or one or more predecessor securities are registered at the close of business on the regular record date for such interest.

        Principal of and any premium and interest on the notes of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the trustee in the City of New York will be designated as our sole paying agent for payments with respect to notes of each series. Any other paying agents initially designated by us for the notes of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the notes of a particular series.

        All moneys paid by us to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the security may then look only to us for payment.

Governing Law

        The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York except to the extent that the Trust Indenture Act shall be applicable.

Subordination of Subordinated Notes

        The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue, nor does it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt or equity securities described in this prospectus. Warrants may be issued independently or together with any offered securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the agreement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        A prospectus supplement relating to any series of warrants being offered will include specific terms relating to the offering. They will include, where applicable:

  •
  the title of the warrants;

  •
  the aggregate number of warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currencies in which the price or prices of the warrants may be payable;

  •
  the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

  •
  the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;

  •
  if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

  •
  the price or prices at which, and currency or currencies in which, the offered securities purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

  •
  the minimum or maximum amount of the warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  any listing of warrants on any securities exchange;

  •
  if appropriate, a discussion of federal income tax consequences; and

  •
  any other material term of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

        The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights.

        We may issue subscription rights to purchase shares of our common stock. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

  •
  the price, if any, for the subscription rights;

  •
  the exercise price payable for each share of our common stock upon the exercise of the subscription rights;

  •
  the number of subscription rights issued to each stockholder;

  •
  the number and terms of the shares of our common stock which may be purchased per each subscription right;

  •
  the extent to which the subscription rights are transferable;

  •
  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

  •
  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

  •
  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

        The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

        The following is a general description of the terms of the trust preferred securities the Trusts may issue from time to time. Particular terms of any trust preferred securities the Trusts offer will be described in the prospectus supplement relating to such trust preferred securities.

        Each of the Trusts was formed pursuant to the execution of a declaration of trust and the filing of a certificate of trust of such trust with the Delaware Secretary of State. The declaration of trust of each Trust will be amended and restated prior to the issuance by such trust of the trust preferred securities to include the terms referenced in this prospectus and in the applicable prospectus supplement. The original declaration of trust of each Trust is, and the form of the amended and restated declaration of trust of such trust will be, filed as an exhibit to the registration statement of which this prospectus forms a part.

        Each of the Trusts may issue only one series of trust preferred securities. The declaration of trust for each trust will be qualified as an indenture under the Trust Indenture Act. The trust preferred securities will have the terms, including distributions, redemption, voting, liquidation and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the declaration or made part of the declaration by the Trust Indenture Act, and which will mirror the terms of the subordinated debt securities held by the trust and described in the applicable prospectus supplement. The following summary does not purport to be complete and is subject in all respects to the provisions of the applicable declaration and the Trust Indenture Act.

        Reference is made to the prospectus supplement relating to the preferred securities of any trust for specific terms, including:

  •
  the distinctive designation of the trust preferred securities;

  •
  the number of trust preferred securities issued by the trust;

  •
  the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the trust and the date or dates upon which distributions are payable; provided, however, that distributions on the trust preferred securities are payable on a quarterly basis to holders of the trust preferred securities as of a record date in each quarter during which the trust preferred securities are outstanding;

  •
  whether distributions on trust preferred securities issued by the trust are cumulative, and, in the ease of trust preferred securities having cumulative distribution rights, the date or dates from which distributions will be cumulative;

  •
  the amount which shall be paid out of the assets of the trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust;

  •
  the obligation or the option, if any, of a trust to purchase or redeem trust preferred securities and the price or prices at which, the period or periods within which, and the terms upon which, trust preferred securities issued by the trust may be purchased or redeemed;

  •
  the voting rights, if any, of trust preferred securities in addition to those required bylaw, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities, or of trust preferred securities issued by one or more trusts, or of both, as a condition to specified action or amendments to the declaration of the trust;

  •
  the terms and conditions, if any, upon which the subordinated debt securities may be distributed to holders of trust preferred securities;

  •
  whether the trust preferred securities will be convertible or exchangeable into other securities, and, if so, the terms and conditions upon which the conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

  •
  if applicable, any securities exchange upon which the trust preferred securities shall be listed; and

  •
  any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the trust not inconsistent with its declaration or with applicable law.

        We will guarantee all trust preferred securities offered hereby to the extent set forth below under "Description of Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of trust preferred securities will be described in the applicable prospectus supplement.

        In connection with the issuance of trust preferred securities, each trust will issue one series of common securities having the terms including distributions, redemption, voting and liquidation rights or such restrictions as shall be set forth in its declaration. The terms of the common securities will be substantially identical to the terms of the trust preferred securities issued by the trust and the common securities will rank equal with, and payments will be made thereon pro rata with, the trust preferred securities except that, upon an event of default under the declaration, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the common securities will carry the right to vote to appoint, remove or replace any of the trustees of a trust. Directly or indirectly, we will own all of the common securities of each trust.

Distributions

        Distributions on the trust preferred securities will be made on the dates payable to the extent that the applicable trust has funds legally available for the payment of distributions in the trust's property account. The trust's funds available for distribution to the holders of the trust securities will be limited to payments received from us on the subordinated debt securities issued to the trust in connection with the issuance of the trust preferred securities. We will guarantee the payment of distributions out of monies held by the trust to the extent set forth under "Description of Preferred Securities Guarantees" below.

Deferral of Distributions

        With respect to any subordinated debt securities issued to a trust, we will have the right under the terms of the subordinated debt securities to defer payments of interest on the subordinated debt securities by extending the interest payment period from time to time on the subordinated debt securities. As a consequence of our extension of the interest payment period on subordinated debt securities held by a trust, distributions on the trust preferred securities would be deferred during any such extended interest payment period. The property trustee of the trust will give the holders of the trust preferred securities notice of an extension period upon their receipt of notice from us. If distributions are deferred, the deferred distributions and accrued interest will be paid to holders of record of the trust preferred securities as they appear on the books and records of the trust on the record date next following the termination of the deferral period. The terms of any subordinated debt securities issued to a trust, including the right to defer payments of interest, will be described in the applicable prospectus supplement.

Distribution of Subordinated Debt Securities

        We will have the right at any time to dissolve a trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, to cause the distribution of subordinated debt securities issued to the trust to the holders of the trust securities in a total stated principal amount equal to the total stated liquidation amount of the trust securities then outstanding.

Enforcement of Certain Rights by Holders of Preferred Securities

        If an event of default under a declaration of trust occurs and is continuing, then the holders of trust preferred securities of such trust would rely on the enforcement by the property trustee of its rights as a holder of the applicable series of subordinated debt securities against us. In addition, the holders of a majority in liquidation amount of the trust preferred securities of such trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee to exercise the remedies available to it as a holder of the subordinated debt securities. If the property trustee fails to enforce its rights under the applicable series of subordinated debt securities, to the fullest extent permitted by law, a holder of trust preferred securities of such trust may institute a legal proceeding directly against us to enforce the property trustee's rights under the applicable series of subordinated debt securities without first instituting any legal proceeding against the property trustee or any other person or entity.

        Notwithstanding the preceding discussion, if an event of default under the applicable declaration has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the applicable series of subordinated debt securities on the date such interest or principal is otherwise payable or in the case of redemption, on the redemption date, then a holder of trust preferred securities of such trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the respective due date specified in the applicable series of subordinated debt securities. In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable declaration to the extent of any payment made by us to such holder of trust preferred securities in such direct action.

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

        Set forth below is a summary of information concerning the preferred securities guarantees which we will execute and deliver for the benefit of the holders of trust preferred securities. Each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The preferred guarantee trustee will hold each guarantee for the benefit of the holders of the trust preferred securities to which it relates. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of preferred securities guarantee which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act.

General

        Pursuant to each preferred securities guarantee, we will agree to pay in full, to the holders of the trust preferred securities issued by a trust, the guarantee payments, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert; except the defense of payment. The following payments with respect to trust preferred securities, to the extent not paid by the trust, will be subject to the preferred securities guarantee:

  •
  any accumulated and unpaid distributions which are required to be paid on the trust preferred securities, to the extent the trust shall have funds on hand available for those distributions;

  •
  the redemption price set forth in the applicable prospectus supplement to the extent the trust has funds on hand available therefor with respect to any trust preferred securities called for redemption by the trust; and

  •
  upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of subordinated debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of (x) the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the trust has funds on hand available therefor at such time and (y) the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities in liquidation of the trust.

        Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of trust preferred securities or by causing the applicable trust to pay the amounts to the holders.

        Each preferred securities guarantee will not apply to any payment of distributions on the trust preferred securities except to the extent the trust shall have funds available therefor. If we do not make interest payments on the subordinated debt securities purchased by a trust, the trust will not pay distributions on the trust preferred securities issued by the trust and will not have funds available therefor. The preferred securities guarantee, when taken together with our obligations under the subordinated debt securities, the indenture and the declaration, including our obligations to pay costs, expenses, debts and liabilities of the trust other than with respect to the trust securities, will provide a full and unconditional guarantee on a subordinated basis by us of payments due on the trust preferred securities.

Modification of the Preferred Securities Guarantees; Assignment

        Each preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities issued by the applicable trust except with respect to any changes which do not adversely affect in any material respect the rights of holders of trust preferred securities, in which case no vote will be required. All guarantees and agreements contained in a preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities of the applicable trust then outstanding.

Termination

        Each preferred securities guarantee will terminate as to the trust preferred securities issued by the applicable trust:

  •
  upon full payment of the redemption price of all trust preferred securities of the trust;

  •
  upon distribution of the subordinated debt securities held by the trust to the holders of the trust preferred securities and common securities of the trust; or

  •
  upon full payment of the amounts payable in accordance with the declaration of the trust upon liquidation of the trust.

        Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under the trust preferred securities or the preferred securities guarantee.

Events of Default

        An event of default under a preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations under the preferred securities guarantee that remains unremedied for 30 days.

        The holders of a majority in liquidation amount of the trust preferred securities relating to such preferred securities guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the preferred guarantee trustee under such preferred securities guarantee. If the preferred guarantee trustee fails to enforce such preferred securities guarantee, any holder of trust preferred securities relating to such guarantee may institute a legal proceeding directly against us to enforce the preferred guarantee trustee's rights under such guarantee, without first instituting a legal proceeding against the relevant subsidiary trust, the guarantee trustee or any other person or entity. Notwithstanding the preceding discussion, if we fail to make a guarantee payment, a holder of trust preferred securities may directly institute a proceeding against us for enforcement of the preferred securities guarantee for such payment. We waive any right or remedy to require that any action be brought first against such trust or any other person or entity before proceeding directly against us.

Status of the Preferred Securities Guarantees

        Unless otherwise indicated in an applicable prospectus supplement, the preferred securities guarantees will constitute unsecured obligations of Capital Trust, Inc. and will rank:

  •
  subordinate and junior in right of payment to all other liabilities of Capital Trust, Inc.; and

  •
  senior to our capital stock now or hereafter issued and any guarantee now or hereafter entered into by us in respect of any of our capital stock.

        The terms of the trust preferred securities provide that each holder agrees to the subordination provisions and other terms of the preferred securities guarantee.

        The preferred securities guarantees will constitute a guarantee of payment and not of collection; that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

Information Concerning the Preferred Guarantee Trustee

        The preferred guarantee trustee, before the occurrence of a default with respect to a preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in such preferred securities guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The preferred guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred.

Governing Law

        The preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one ore more shares of common stock, shares of preferred stock, debt securities, warrants or any combination of such securities.

        The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

  •
  the terms of the units and of any of the common stock, preferred stock, debt securities, warrants or purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  a description of the terms of any unit agreement governing the units; and

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units.

FEDERAL INCOME TAX CONSIDERATIONS

        The following is a discussion of the material United States federal income tax considerations associated with our decision to elect to be taxed as a REIT and with the ownership of our class A common stock. The following discussion is not exhaustive of all possible tax considerations that may be relevant to the RElT election or with the ownership of our class A common stock. Moreover, the discussion contained herein does not address all aspects of taxation that may be relevant to you in light of your personal tax circumstances, including, for example, certain types of shareholders subject to special treatment under federal income tax laws, including insurance companies, tax-exempt organizations, except to the extent discussed under the caption "Taxation of Tax-Exempt Shareholders'; financial institutions, broker-dealers, and foreign corporations and persons who are not citizens or residents of the United States, except to the extent discussed under the caption "Taxation of Non-U.S. Shareholders."

        The statements in this discussion are based upon, and qualified in their entirety by, current provisions of the Internal Revenue Code, existing, temporary, and currently-proposed, Treasury Regulations promulgated under the Internal Revenue Code, existing administrative rulings and practices of the Internal Revenue Service and judicial decisions. We cannot give you any assurances that future legislative, administrative or judicial actions or decisions, which may be retroactive in effect, will not affect the accuracy of any of the statements contained herein.

        You are urged to consult your own tax advisor regarding the specific tax consequences to you of the ownership and sale of stock in an entity electing to be taxed as a real estate investment trust, including the federal, state, local, foreign and other tax consequences of such ownership and sale, as well as potential changes in the applicable tax laws. This summary is based on the facts and applicable law as of the date hereof.

Tax Consequences of REIT Election; Taxable REIT Subsidiary

        Our election to be taxed as a REIT was effective January 1, 2003. Prior to January 1, 2003, we were subject to federal and state income taxation as a corporation on all of our net taxable income, which we paid, and our shareholders recognized income only to the extent that we paid a dividend from our current or accumulated earnings and profits. The effect of the REIT election is that we generally are taxable only on our undistributed income and under certain other circumstances described below, and our shareholders generally will be taxable on the income distributed to them. We have a wholly-owned subsidiary, CT Investment Management Co., LLC, which we refer to as CTIMCO, that conducts business activities that are of a nature and scope that would cause us to fail to qualify as a real estate investment trust if we conducted such activities through a company taxed as a REIT, we have elected to have CTIMCO treated and operated as a taxable REIT subsidiary pursuant to the Internal Revenue Code. As a result, CTIMCO will be directly taxed on its net income, so that only its after-tax income will be available for reinvestment or for distribution to our shareholders. In general, any of the after-tax income of CTIMCO distributed to our shareholders will be includable in our shareholders' taxable income; therefore, it will be subject to a second level of tax. We may own an interest in one or more taxable REIT subsidiaries, in addition to CTIMCO.

        In accordance with our decision to be taxed as a REIT, we have made, and expect to continue to make, a formal election to be so taxed under Section 856 of the Internal Revenue Code, commencing with our taxable year beginning January 1, 2003. The sections of the Internal Revenue Code and Treasury Regulations applicable to qualification and operation as a REIT are technical and complex. Although we believe that we will be organized and will operate in a manner necessary to satisfy the requirements for taxation as a REIT under the Internal Revenue Code, many of which are discussed below, we cannot assure you that we will be able to so operate for all periods following the election.

Taxation of a REIT

        If we qualify as a REIT, generally we will not be subject to federal or state corporate income taxes on net income currently distributed to shareholders. The benefit of this tax treatment is that it substantially eliminates the "double taxation" resulting from the taxation at both the corporate and shareholder levels that generally results from operating a business through a corporation. Accordingly, income generated by us generally will be subject to taxation solely at the shareholder level upon distribution. We will, however, be required to pay certain federal income taxes, including in the following circumstances:

  •
  We will be subject to federal income tax at regular corporate rates on taxable income, including net capital gain that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which such income is earned.

  •
  We will be subject to the "alternative minimum tax" on our undistributed items of tax preference.

  •
  We will be subject to a 100% tax on net income from certain sales or other dispositions of property that we are determined to have held primarily for sale to customers in the ordinary course of business (known as "prohibited transactions").

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, both described below, but nevertheless qualify as a REIT, we will be subject to a 100% tax on an amount equal to the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by a fraction intended to reflect our profitability.

  •
  If we have net income from the sale or other disposition of "foreclosure property," which is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. In general, foreclosure property is property acquired through foreclosure after a default on a loan secured by the property or on a lease of the property.

  •
  If we acquire an asset from a corporation which is not a REIT in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the transferor corporation, and we subsequently sell the asset within ten years, we would be required to pay tax at the highest regular corporate tax rate on this gain to the extent the fair market value of the asset exceeds our adjusted tax basis in the asset, in each case, determined as of the date on which we acquired the asset. The results described in this paragraph assume that we will not instead elect to pay an immediate tax when the asset is acquired. We will also be subject to a tax liability on such excess of fair market value over adjusted tax basis for any of our assets that were held as of January 1, 2003 and are disposed of within ten years of such date.

  •
  We will generally be subject to tax on the portion of any "excess inclusion" income derived from an investment in residual interests in real estate mortgage investment conduits or certain other securitization vehicles to the extent our stock is held by specified tax exempt organizations not subject to tax on unrelated business taxable income.

  •
  If we fail to distribute during the calendar year at least the sum of (i) 85% of our real estate investment trust ordinary income for such year, (ii) 95% of our real estate investment trust capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount actually distributed to shareholders.

  •
  We may elect to retain and pay income tax on some or all of our long-term capital gain, as described below.

  •
  We may be subject to a 100% excise tax on transactions with our taxable REIT subsidiary not conducted on an arm's-length basis.

  •
  If we do not comply with certain REIT qualification provisions but discover such noncompliance, we may elect to pay a penalty tax of $50,000 in order to ensure preservation of REIT status.

Requirements for Qualification as a REIT.

Introduction

        In order to qualify as a REIT for federal income tax purposes, we must elect to be treated as a REIT and must satisfy certain statutory tests relating to, among other things, sources of our income, the nature of our assets, the amount of our distributions, and the ownership of our stock.

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  that issues transferable shares or transferable certificates of beneficial ownership to its owners;

  (3)
  that would be taxable as a regular corporation, but for its election to be taxed as a REIT;

  (4)
  that is not a financial institution or an insurance company under the Internal Revenue Code;

  (5)
  that is owned by 100 or more persons;

  (6)
  in which not more than 50% in value of the outstanding stock is owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include some entities, during the last half of each year; and

  (7)
  that meets other tests, described below, regarding the nature of its income and assets, and the amount and timing of its distributions.

        The Internal Revenue Code provides that conditions (1) to (4) above must be met during the entire year and that condition (5) above must be met during at least 335 days of a year of twelve months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) above do not apply to the first taxable year for which an election is made to be taxed as a REIT,

        Our amended and restated charter provides for restrictions regarding ownership and transfer of our stock. These restrictions are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above, These stock ownership and transfer restrictions are described above under the caption "Description of Capital Stock—Certain Provisions of Maryland Law and Our Charter and Bylaws—REIT Qualification Restrictions on Ownership and Transfer." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, our status as a REIT may terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to determine the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we would not be disqualified as a REIT.

        In addition, a corporation may not qualify as a REIT unless its taxable year is the calendar year. We have and will continue to have a calendar taxable year.

        A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT for federal income tax purposes. All assets, liabilities and items of income, deduction, and credit of a qualified REIT subsidiary are treated as the assets, liabilities and items of income, deduction and credit of the parent REIT. A qualified REIT subsidiary is a corporation, all of the capital stock of which is owned by a REIT and for which no election has been made to treat it as a

"taxable REIT subsidiary" as discussed below. Thus, in applying the requirements described in this section, any qualified REIT subsidiary that we may own in the future will be ignored for federal tax purposes and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit.

        A REIT will be deemed to own its proportionate share (based upon its share of the capital of the partnership) of the assets of a partnership in which it is a partner and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and income of the partnership attributed to a REIT shall retain their same character as in the hands of the partnership for purposes of determining whether the RElT satisfied the income and asset tests described below.

        A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be REIT qualifying income, as described below, if earned directly by the parent REIT. Both the subsidiary and the real estate investment trust must jointly elect to treat the subsidiary as a taxable REIT subsidiary. Overall, not more than 20% of the value of the REIT's assets may consist of securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary will pay tax at regular corporate rates on any net taxable income that it earns. There is a 100% excise tax imposed on transactions involving a taxable REIT subsidiary and its parent real estate investment trust that are not conducted on an arm's-length basis. Our wholly owned subsidiary, CT Investment Management Co. serves as our exclusive manager and subject to the supervision of our board of directors is responsible for our day-to-day operations pursuant to a management agreement. We believe the compensation, expense reimbursement and other terms of the management agreement are comparable to those that could be obtained from unrelated parties on an arm's-length basis.

        We and CT Investment Management Co. have made a taxable REIT subsidiary election with respect to CT Investment Management Co. CT Investment Management Co. will pay federal and state corporate income tax on its taxable income and its after-tax net income will be available for reinvestment and for distribution to us as its parent. We may own interests in one or more taxable REIT subsidiaries other than CT Investment Management Co.

Income Tests

  General

        A REIT must satisfy annually two tests regarding the sources of its gross income in order to maintain its real estate investment trust status. First, at least 75% of a REIT's gross income, excluding gross income from certain "dealer" sales, for each taxable year generally must consist of defined types of income that the REIT derives, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. We refer to this test as the 75% gross income test. Qualifying income for purposes of the 75% gross income test generally includes:

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  interest from debt secured by mortgages on real property or on interests in real property;

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  "rents from real property" (as defined below);

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  dividends or other distributions on, and gain from the sale of, shares in other real estate investment trusts;

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  gain from the sale or other disposition of real property; and

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  amounts, other than amounts the determination of which depends in whole or in part on the income or profits of any person, received as consideration for entering into agreements to make loans secured by mortgages on real property or on interests in real property or agreements to purchase or lease real property.

        Second, at least 95% of the REIT's gross income, excluding gross income from certain "dealer" sales, for each taxable year generally must consist of income that is qualifying income for purposes of the 75% gross income test, as well as dividends, other types of interest and gain from the sale or disposition of stock or securities. We refer to this test as the 95% gross income test.

  Interest from Debt Secured by Mortgages on Real Property or on Interests in Real Property

        For these purposes, the term "interest" generally does not include any interest of which the amount received depends, directly or indirectly, in whole or part, on the income or profits of any person. An amount will generally not be excluded from the term "interest," however, if such amount is based on a fixed percentage of receipts or sales.

        Any amount includable in gross income by us with respect to a regular or residual interest in a real estate mortgage investment conduit, or REMIC, is generally treated as interest on an obligation secured by a mortgage on real property for purposes of the 75% gross income test. If, however, less than 95% of the assets of a real estate mortgage investment conduit consist of real estate assets, we will be treated as receiving directly our proportionate share of the income of the REMIC, which would generally include non-qualifying income for purposes of the 75% gross income test. In addition, if we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the principal amount of the loan exceeds the fair market value of the real property on the date we purchased the mortgage loan, interest income on the loan will be apportioned between the real property and the other property, which apportionment would cause us to recognize income that is not qualifying income for purposes of the 75% gross income test.

        In general, and subject to the exceptions in the preceding paragraph, the interest, original issue discount, and market discount income that we derive from investments in certain mortgage-backed securities and mortgage loans will be qualifying interest income for purposes of both the 75% and the 95% gross income tests. It is possible, however, that interest income from a mortgage loan may be based in part on the borrower's profits or net income, which would generally disqualify such interest income for purposes of both the 75% and the 95% gross income tests.

        We may acquire construction loans or mezzanine loans that have shared appreciation provisions. To the extent interest on a loan is based on the cash proceeds from the sale of property, income attributable to such provision maybe treated as gain from the sale of the secured property, which generally should qualify for purposes of the 75% and 95% gross income tests. In order for mezzanine loans to constitute qualifying assets for purposes of the 75% asset test described below and result in qualifying income for purposes of the 75% gross income test for a REIT, certain guidelines set forth by the Internal Revenue Service in a Revenue Procedure must be met, including that the mezzanine loan is secured by interests in a partnership or limited liability company, substantially all of the assets of which represent interests in real estate, constitute qualifying assets and result in qualifying income. We believe that our mezzanine loans constitute qualifying assets and result in qualifying income. If our mezzanine loans are determined not to constitute qualifying assets and do not result in qualifying income for purposes of these tests, our ability to elect REIT status will be jeopardized.

        We may employ, to the extent consistent with the REIT provisions of the Internal Revenue Code, forms of securitization of our assets under which a "sale" of an interest in a mortgage loan occurs, and a resulting gain or loss is recorded on our balance sheet for accounting purposes at the time of sale. In a "sale" securitization, only the net retained interest in the securitized mortgage loans would remain on our balance sheet. We may elect to conduct certain of our securitization activities, including such sales, through one or more taxable subsidiaries, or through qualified REIT subsidiaries, formed for such purpose. To the extent consistent with the REIT provisions of the Internal Revenue Code, such entities could elect to be taxed as real estate mortgage investment conduits.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any year, or fail to satisfy other REIT qualification requirements, we may still qualify as a REIT if we are entitled to relief under the Internal Revenue Code. Generally, we may be entitled to relief if:

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  our failure to meet the gross income tests was due to reasonable cause and not due to willful neglect;

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  we pay a penalty of $50,000 with our tax return for the year of the failure to meet the REIT requirements occurred;

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  we attach a schedule of the sources of our income to our federal income tax return; and

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  any incorrect information on the schedule was not due to fraud with the intent to evade tax.

        It is not possible to state whether in all circumstances we would be entitled to rely on these relief provisions. If these relief provisions do not apply to a particular set of circumstances, we would not qualify as a REIT. As discussed above under the caption "—Taxation of a REIT", even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our income that does not meet the gross income tests. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite frequently monitoring our income.

  Foreclosure Property

        Net income realized by us from foreclosure property would generally be subject to tax at the maximum federal corporate tax rate. Foreclosure property includes real property and related personal property that is acquired by us through foreclosure following a default on indebtedness owed to us that is secured by the property and for which we make an election to treat the property as foreclosure property.

  Prohibited Transaction Income

        Any gain realized by us on the sale of any property, other than foreclosure property, held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be prohibited transaction income and subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT or may reduce our after-tax profitability. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. While the Code and Treasury Regulations provide standards which, if met, would not result in prohibited transaction income, we may not be able to meet these standards in all circumstances.

  Hedging Transactions

        We may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. To the extent that we enter into hedging transactions to reduce our interest rate risk on indebtedness incurred to acquire or carry real estate assets, and properly designate such hedging transaction under IRS rules, any income or gain from the disposition of hedging transactions would not be qualifying income for purposes of the 75% gross income test but should be excluded from gross income for purposes of the 95% gross income test.

Rents from Real Property

        Rent that a REIT receives from real property that it owns and leases to tenants will qualify as "rents from real property" if the following conditions are satisfied:

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  First, the rent must not be based, in whole or in part, on the income or profits of any person. An amount will not fail to qualify as rent from real property solely by reason of being based on a fixed percentage, or percentages, of sales and receipts.

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  Second, neither a REIT nor any direct or indirect owner of 10% or more of its stock may own, actually or constructively, 10% or more of the tenant from which the REIT collects the rent.

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  Third, all of the rent received under a lease will not qualify as rents from real property unless the rent attributable to the personal property leased in connection with the real property constitutes no more than 15% of the total rent received under the lease.

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  Finally, a REIT generally must not operate or manage its real property or furnish or render services to its tenants, other than through an "independent contractor" who is adequately compensated and from whom the REIT does not derive revenue. The REIT may provide services directly, however, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered "primarily for the occupant's convenience." In addition, the REIT may render, other than through an independent contractor, a de minimis amount of "non-customary" services to the tenants of a property as long as the REIT's income from such services does not exceed 1% of its gross income from the property.

        Although no assurances can be given that either of the income tests will be satisfied in any given year, we anticipate that our operations will allow us to meet each of the 75% gross income test and the 95% gross income test. Such belief is premised in large part on our expectation that substantially all of the amounts received by us will qualify as interest from debt secured by mortgages on real property or on interests in real property.

Asset Tests

        A REIT also must satisfy the following four tests relating to the nature of its assets at the close of each quarter of its taxable year.

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  First, at least 75% of the value of a REIT's total assets must consist of cash or cash items, including receivables, government securities, "real estate assets,' or qualifying temporary investments. We refer to this test as the "75% asset test."

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  Second, generally no more than 25% of the value of a REIT's total assets may be represented by securities other than those that are qualifying assets for purposes of the 75% asset test. We refer to this test as the "25% asset test."

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  Third, of the investments included in the 25% asset test, the value of the securities of any one issuer (other than a taxable REIT subsidiary) that a REIT owns may not exceed 5% of the value of the REIT's total assets, and a REIT may not own 10% or more of the total combined voting power or 10% or more of the total value of the securities of any issuer (other than a taxable REIT subsidiary).

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  Fourth, while a REIT may own up to 100% of the stock of a corporation that elects to be treated as a taxable REIT subsidiary for federal income tax purposes, at no time may the total value of a REIT's stock in one or more taxable REIT subsidiaries exceed 20% of the value of the REIT's gross assets.

        We expect that any mortgage-backed securities, real property and temporary investments that we acquire will generally be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a real estate mortgage investment conduit in which we own an interest consists of "real estate assets." Mortgage loans, including distressed mortgage loans, construction loans, bridge loans and mezzanine loans also will generally be qualifying assets for purposes of the 75% asset test to the extent that the principal balance of each mortgage loan does not exceed the value of the associated real property.

        We anticipate that we may securitize certain mortgage loans which we originate or acquire, in which event we will likely retain certain of the subordinated and interest only classes of mortgage-backed securities which may be created as a result of such securitization. The securitization of mortgage loans may be accomplished through one or more real estate mortgage investment conduits established by us or, if a non-real estate mortgage investment conduit securitization is desired, through one or more qualified REIT subsidiaries or taxable subsidiaries established by us. The securitization of the mortgage loans through either one or more real estate mortgage investment conduits or one or more qualified REIT subsidiaries or taxable subsidiaries should not affect our qualification as a REIT or result in the imposition of corporate income tax under the taxable mortgage pool rules. Income realized by us from a real estate mortgage investment conduit securitization could, however, be subject to a 100% tax as a "prohibited transaction." Such prohibited transactions are discussed above under the caption "—Income Tests—Prohibited Transaction Income."

        We intend to operate so that we will not acquire any assets that would cause us to violate any of the asset tests. If, however, we should fail to satisfy any of the asset tests at the end of a calendar quarter, we would not lose our real estate investment trust status if (i) we satisfied the asset tests at the end of the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more nonqualifying assets. If we did not satisfy the condition described in clause (ii) of the preceding sentence, we could still avoid disqualification as a real estate investment trust by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

Distribution Requirements

        Each taxable year, a REIT must distribute dividends to its shareholders in an amount at least equal to:

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  90% of the REIT's "real estate investment trust taxable income," computed without regard to the dividends paid deduction and the REIT's net capital gain or loss; and

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  certain items of noncash income.

        A REIT must make such distributions in the taxable year to which they relate, or in the following taxable year if the REIT declares the distribution before it timely files its federal income tax return for such year and pays the distribution on or before the first regular distribution date after such declaration. Further, if a REIT fails to meet the 90% distribution requirement as a result of an adjustment to its tax returns by the Internal Revenue Service, the REIT may, if the deficiency is not due to fraud with intent to evade tax or a willful failure to file a timely tax return, and if certain other conditions are met, retroactively cure the failure by paying a deficiency dividend (plus interest) to its shareholders.

        A REIT will be subject to federal income tax on its taxable income, including net capital gain, that it did not distribute to its shareholders. Furthermore, if a REIT fails to distribute during a calendar year, or, in the case of distributions with declaration and record dates falling within the last three months of the calendar year, by the end of the January following such calendar year, at least the sum of:

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  85% of the REIT's real estate investment trust ordinary income for such year;

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  95% of the REIT's real estate investment trust capital gain income for such year; and

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  any of the REIT's undistributed taxable income from prior periods,

        the REIT will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amount actually distributed. If the REIT elects to retain and pay income tax on the net capital gain that it receives in a taxable year, the REIT will be deemed to have distributed any such amount for the purposes of the 4% excise tax described in the preceding sentence.

        We intend to make distributions to our holders of class A common stock in a manner that will allow us to satisfy the distribution requirements described above. It is possible that, from time to time, our pre-distribution taxable income may exceed our cash flow and we may have difficulty satisfying the distribution requirements. We intend to monitor closely the relationship between our pre-distribution taxable income and our cash flow and intend to borrow funds or liquidate assets in order to overcome any cash flow shortfalls if necessary to satisfy the distribution requirements imposed by the Internal Revenue Code. It is possible, although unlikely, that we may decide to terminate our REIT status as a result of any such cash shortfall. Such a termination would have adverse consequences to our shareholders. The consequences are described above under the caption "—Taxation of a REIT."

Recordkeeping Requirements

        A REIT must maintain records of information specified in applicable Treasury Regulations in order to maintain its qualification as a real estate investment trust. In addition, in order to avoid a monetary penalty, a REIT must request, on an annual basis certain information from its shareholders designed to disclose the actual ownership of the REIT's outstanding stock. We intend to comply with these recordkeeping requirements.

Ownership Requirements

        For a REIT to qualify as a real estate investment trust, shares of the REIT must be held by a minimum of 100 persons for at least 335 days in each taxable year after the REIT's first taxable year. Further, at no time during the second half of any taxable year after the REIT's first taxable year may more than 50% of the REIT's shares be owned, actually or constructively, by five or fewer "individuals." As of the date hereof, we satisfy the requirement that we not be closely held as described in the foregoing sentence. Our class A common stock is held by 100 or more persons. Our amended and restated charter contains ownership and transfer restrictions designed to prevent violation of these requirements. The provisions of the amended and restated charter restricting the ownership and transfer of our class A common stock are described in the accompanying prospectus under the caption "Description of Capital Stock—Certain Provisions of Our Charter and Bylaws and of Maryland Law—REIT Qualification Restrictions on Ownership and Transfer."

Earnings and Profits

        In order for us to qualify as a REIT, prior to the 2003 tax year (the first year to which our election to be taxed as a REIT relates), we must have distributed to our shareholders an amount equal to any earnings and profits accumulated from years in which we were taxed as a regular corporation. We have been treated as a regular corporation subject to Federal income taxes for the years 1997 through 2002. Any distribution made by us to satisfy this requirement will be treated as taxable income by the shareholders and we generally will not be permitted to include such amounts when computing our dividends paid deduction. If we were found to have miscalculated our earnings and profits accumulated from years in which we were a regular corporation, our ability to qualify as a REIT could be jeopardized. We believe, as of January 1, 2003, we have no accumulated earnings or profits from any non-REIT qualifying tax year for which we were taxed as a regular corporation as a result of losses we triggered in December 2002.

Failure to Qualify

        If a REIT fails to qualify as a real estate investment trust in any taxable year, and no relief provisions applied, the REIT would be subject to federal income tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. In calculating a REIT's taxable income in a year in which it did not qualify as a real estate investment trust, the REIT would not be able to deduct amounts paid out to its shareholders. In fact, the REIT would not be required to distribute any amounts to its shareholders in such taxable year. In such event, to the extent of the REIT's current and accumulated earnings and profits, all distributions to shareholders would be taxable as ordinary income. Moreover, subject to certain limitations under the Internal Revenue Code, corporate shareholders might be eligible for the dividends received deduction. Unless the REIT qualified for relief under specific statutory provisions, the REIT would be disqualified from taxation as a real estate investment trust for the four taxable years following the year in which it ceased to qualify as a real estate investment trust. We cannot predict whether, in all circumstances, we would qualify for such statutory relief.

Taxation of Taxable U.S. Shareholders

Taxable U.S. Shareholder

        As used herein, the term "Taxable U.S. Shareholder" means a holder of our class A common stock that, for United States federal income tax purposes, is:

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  a citizen or resident of the United States;

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  a corporation, partnership, or other entity created or organized in or under the laws of the United States or any state or political subdivision thereof;

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  an estate, the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

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  any trust with respect to which a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust.

        For any taxable year in which we qualify as a REIT, amounts distributed to Taxable U.S. Shareholders will be taxed as follows.

Distributions Generally

        Distributions made to our Taxable U.S. Shareholders out of current or accumulated earnings and profits, and not designated as a capital gain dividend, will be taken into account by such shareholder as ordinary income and will not, in the case of a corporate shareholder, be eligible for the dividends received deduction. To the extent that we make a distribution with respect to holders of our class A common stock that is in excess of our current or accumulated earnings and profits, the distribution will be treated by a Taxable U.S. Shareholder first as a tax-free return of capital, reducing the shareholder's tax basis in the class A common stock, and any portion of the distribution in excess of the shareholder's tax basis in the class A common stock will then be treated as gain from the sale of such class A common stock. Dividends declared by us in October, November, or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by us and received by shareholders on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year. Taxable U.S. Shareholders may not include on their federal income tax returns any of our tax losses.

Capital Gain Dividends

        Dividends to Taxable U.S. Shareholders that properly are designated by us as capital gain dividends will be treated by such shareholders as long-term capital gain, to the extent that such dividends do not exceed our actual net capital gain, without regard to the period for which the shareholders have held our class A common stock. Taxable U.S. Shareholders that are corporations may be required, however, to treat up to 20% of particular capital gain dividends as ordinary income. Capital gain dividends, like regular dividends from a real estate investment trust, are not eligible for the dividends received deduction for corporations.

Retained Capital Gains

        A REIT may elect to retain, rather than distribute, its net long-term capital gain received during the tax year. To the extent designated in a notice from the REIT to its shareholders, the REIT will pay the income tax on such gains and Taxable U.S. Shareholders must include their proportionate share of the undistributed net long-term capital gain so designated in their income for the tax year. Each Taxable U.S. Shareholder will be deemed to have paid its share of the tax paid by the REIT, which tax will be credited or refunded to such shareholder.

Passive Activity Loss and Investment Interest Limitations

        Distributions, including deemed distributions of undistributed net long-term capital gain, from us and gain from the disposition of our class A common stock will not be treated as passive activity income, and, therefore, Taxable U.S. Shareholders who are subject to the passive loss limitation rules of the Internal Revenue Code will not be able to apply any passive activity losses against such income. Distributions from us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of the investment income limitation on deductibility of investment interest. However, net capital gain from the disposition of our class A common stock or capital gain dividends, including deemed distributions of undistributed net long-term capital gains, generally will be excluded from investment income.

Sale of Class A Common Stock

        Upon the sale of our class A common stock, a Taxable U.S. Shareholder generally will recognize gain or loss equal to the difference between the amount realized on such sale and the holder's tax basis in the class A common stock sold. To the extent that the class A common stock is held as a capital asset by the Taxable U.S. Shareholder, the gain or loss will be a long-term capital gain or loss if the class A common stock has been held for more than a year, and will be a short-term capital gain or loss if the class A common stock has been held for a shorter period. In general, however, any loss upon a sale of the class A common stock by a Taxable U.S. Shareholder who has held such class A common stock for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent that distributions from us were required to be treated as long-term capital gain by that holder.

Taxation of Tax-Exempt Shareholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, which we refer to as exempt organizations, generally are exempt from federal income taxation. Exempt organizations are subject to tax, however, on their unrelated business taxable income, or UBTI. UBTI is defined as the gross income derived by an exempt organization from an unrelated trade or business, less the deductions directly connected with that trade or business, subject to certain exceptions. While many investments in real estate generate UBTI, the Internal Revenue Service has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed to exempt organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of class A common stock with debt, a portion of its income from a REIT will constitute UBTI pursuant to the "debt-financed property" rules.

        In addition, in certain circumstances, a pension trust that owns more than 10% of the stock of a REIT will be required to treat a percentage of the dividends paid by the REIT as UBTI based upon the percentage of the REIT's income that would constitute UBTI to the shareholder if received directly by it. This rule applies to a pension trust holding more than 10% (by value) of our class A common stock only if (i) the percentage of the income from us that is UBTI (determined as if we were a pension trust) is at least 5% and (ii) we are treated as a "pension-held REIT." We do not expect to be classified as a "pension-held REIT" due to our diverse stock ownership.

Taxation of Non-U.S. Shareholders

General

        The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts and certain other foreign shareholders, which we refer to as Non-U.S. Shareholders, are complex and no attempt is made herein to provide more than a general summary of such rules. This discussion does not consider the tax rules applicable to all Non-U.S. Shareholders and, in particular, does not consider the special rules applicable to U.S. branches of foreign banks or insurance companies or certain intermediaries. Non-U.S. shareholders should consult with their own tax advisors to determine the impact of federal, state, local and foreign tax laws with regard to the election, including any reporting and withholding requirements.

Ordinary Dividends

        Distributions to Non-U.S. Shareholders that are not attributable to gain from sales or exchanges by a REIT of United States real property interests and are not designated by a REIT as capital gain dividends (or deemed distributions of retained capital gains) will be treated as ordinary dividends to the extent that they are made out of current or accumulated earnings and profits of the REIT. Any portion of a distribution in excess of current and accumulated earnings and profits of the REIT will not be taxable to a Non-U.S. Shareholder to the extent that such distribution does not exceed the adjusted basis of the shareholder in the REIT's stock, but rather will reduce the adjusted basis of such shares. To the extent that the portion of the distribution in excess of current and accumulated earnings and profits exceeds the adjusted basis of a Non-U.S. Shareholder in our class A common stock, such excess generally will be treated as gain from the sale or disposition of the class A common stock and will be taxed as described below.

Withholding

        Dividends paid to Non-U.S. Shareholders may be subject to U.S. withholding tax. If an income tax treaty does not apply and the Non-U.S. Shareholder's investment in the REIT's stock is not effectively connected with a trade or business conducted by the Non-U.S. Shareholder in the United States (or if a tax treaty does apply and the investment in the stock is not attributable to a United States permanent establishment maintained by the Non-U.S. Shareholder), ordinary dividends (i.e., distributions out of current and accumulated earnings and profits) will be subject to a U.S. withholding tax at a 30% rate, or, if an income tax treaty applies, at a lower treaty rate. Because we generally cannot determine at the time that a distribution is made whether or not it will be in excess of earnings and profits, we intend to withhold on the gross amount of each distribution at the 30% rate (or lower treaty rate) (other than distributions subject to the 35% FIRPTA withholding rules described below). To receive a reduced treaty rate, a Non-U.S. Shareholder must furnish us or our paying agent with a duly completed Form 1001 or Form W-8BEN (or authorized substitute form) certifying such holder's qualification for the reduced rate. Generally, a Non-U.S. Shareholder will be entitled to a refund from the IRS to the extent the amount withheld by us from a distribution exceeds the amount of United States tax owed by such shareholder.

        In the case of a Non-U.S. Shareholder that is a partnership or a trust, the withholding rules for a distribution to such a partnership or trust will be dependent on numerous factors, including (1) the classification of the type of partnership or trust, (2) the status of the partner or beneficiary, and (3) the activities of the partnership or trust. Non-U.S. Shareholders that are partnerships or trusts are urged to consult their tax advisors regarding the withholding rules applicable to them based on their particular circumstances.

        If an income tax treaty does not apply, ordinary dividends that are effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Shareholder (and, if a tax treaty applies, ordinary dividends that are attributable to a United States permanent establishment maintained by the Non-U.S. Shareholder) are exempt from U.S. withholding tax. In order to claim such exemption, a Non-U.S. Shareholder must provide us or our paying agent with a duly completed Form W-8ECI (or authorized substitute form) certifying such holder's exemption. However, ordinary dividends exempt from U.S. withholding tax because they are effectively connected or are attributable to a United States permanent establishment maintained by the Non-U.S. Shareholder generally are subject to U.S. federal income tax on a net income basis at regular graduated rates. In the case of Non-U.S. Shareholders that are corporations, any effectively connected ordinary dividends or ordinary dividends attributable to a United States permanent establishment maintained by the Non-U.S. Shareholder may, in certain circumstances, be subject to an additional branch profits tax at a 30% rate, or lower rate specified by an applicable income tax treaty.

Capital Gain Dividends

        For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, which is commonly referred to as FIRPTA. Under FIRPTA, distributions attributable to gain from sales of United States real property are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States trade or business. Non-U.S. Shareholders thus would be taxed at the regular capital gain rates applicable to Taxable U.S. Shareholders (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not otherwise entitled to treaty relief or exemption.

Withholding

        Under FIRPTA, a REIT is required to withhold 35% of any distribution that is designated as a capital gain dividend or which could be designated as a capital gain dividend and is attributable to gain from the disposition of a United States real property interest. Moreover, if a REIT designates previously made distributions as capital gain dividends, subsequent distributions (up to the amount of the prior distributions so designated) will be treated as capital gain dividends for purposes of FIRPTA withholding.

Sale of Class A Common Stock

        A Non-U.S Shareholder generally will not be subject to United States federal income tax under FIRPTA with respect to gain recognized upon a sale of our class A common stock, if less than 50% of our assets during a prescribed testing period consist of interests in real property located within the United States (excluding interests in real property solely in the capacity as a creditor) or we are a "domestically-controlled REIT." A domestically-controlled REIT generally is defined as a real estate investment trust in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. Although currently it is anticipated that we will be a domestically-controlled REIT, and, therefore, that the sale of class A common stock will not be subject to taxation under FIRPTA, there can be no assurance that we will, at all relevant times, be a domestically-controlled REIT. If we are not a domestically-controlled REIT, a Non-U.S. Shareholder's sale of our stock will generally not be subject to tax under FIRPTA if (a) the stock is treated as "regularly traded" on an established securities market and (b) the seller held 5% or less of our stock at all times during a specified testing period. If the gain on the sale of our class A common stock were subject to taxation under FIRPTA, a Non-U.S. Shareholder would be subject to the same treatment as Taxable U.S. Shareholders with respect to such gain (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, a purchaser of our class A common stock from a Non-U.S. Shareholder subject to taxation under FIRPTA generally would be required to deduct and withhold a tax equal to 10% of the amount realized by a Non-U.S. Shareholder on the disposition. Any amount withheld would be creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

        Even if gain recognized by a Non-U.S. Shareholder upon the sale of our class A common stock is not subject to FIRPTA, such gain generally will be taxable to such shareholder if:

  •
  an income tax treaty does not apply and the gain is effectively connected with a trade or business conducted by the Non-U.S. Shareholder in the United States (or, an income tax treaty applies and the gain is attributable to a United States permanent establishment maintained by the Non-U.S. Shareholder), in which case, unless an applicable treaty provides otherwise, a Non-U.S. Shareholder will be taxed on his or her net gain from the sale at regular graduated U.S. federal income tax rates. In the case of a Non-U.S. Shareholder that is a corporation, such shareholder may be subject to an additional branch profits tax at a 30% rate, unless an applicable income tax treaty provides for a lower rate and the shareholder demonstrates its qualification for such rate; or

  •
  the Non-U.S. Shareholder is a nonresident alien individual who holds our class A common stock as a capital asset and was present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the Non-U.S. Shareholder will be subject to a 30% tax on capital gains.

Estate Tax Considerations

        The value of our class A common stock owned, or treated as owned, by a Non-U.S. Shareholder who is a nonresident alien individual at the time of his or her death will be included in the individual's gross estate for United States federal estate tax purposes, unless otherwise provided in an applicable estate tax treaty.

Information Reporting and Backup Withholding

        A REIT is required to report to its shareholders and to the IRS the amount of distributions paid during each tax year, and the amount of tax withheld, if any. These requirements apply even if withholding was not required with respect to payments made to a shareholder. In the case of Non-U.S. Shareholders, the information reported may also be made available to the tax authorities of the Non-U.S. Shareholder's country of residence, if an applicable income tax treaty so provides.

        Backup withholding generally may be imposed on certain payments to shareholders unless the shareholder (i) furnishes certain information, or (ii) is otherwise exempt from backup withholding.

        A shareholder who does not provide a REIT with his or her correct taxpayer identification number also may be subject to penalties imposed by the IRS. In addition, the REIT may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the REIT.

        You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedure for obtaining an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a distribution to a shareholder will be allowed as a credit against such holder's United States federal income tax liability and may entitle the Taxable U.S. Shareholder to a refund, provided that the required information is furnished to the IRS.

        In general, backup withholding and information reporting will not apply to a payment of the proceeds of the sale of our class A common stock by a Non-U.S. Shareholder by or through a foreign office of a foreign broker effected outside of the United States; provided, however, that foreign brokers having certain connections with the United States may be obligated to comply with the backup withholding and information reporting rules. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of our class A common stock by foreign offices of certain brokers, including foreign offices of a broker that:

  •
  is a United States person;

  •
  derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States; or

  •
  is a "controlled foreign corporation" for United States tax purposes.

        Information reporting will not apply in the above cases if the broker has documentary evidence in its records that the holder is a Non-U.S. Shareholder and certain conditions are met, or the Non-U.S. Shareholder otherwise establishes an exemption.

        Payment to or through a United States office of a broker of the proceeds of a sale of our class A common stock is subject to both backup withholding and information reporting unless the shareholder certifies in the manner required that he or she is a Non-U.S. Shareholder and satisfies certain other qualifications under penalties of perjury or otherwise establishes an exemption.

State and Local Tax

        The discussion herein concerns only the United States federal income tax treatment likely to be accorded to a REIT and its shareholders. No consideration has been given to the state and local tax treatment of such parties. The state and local tax treatment may not conform to the federal treatment described above. As a result, you should consult your own tax advisor regarding the specific state and local tax consequences of the REIT Election and ownership and sale of our class A common stock.

PLAN OF DISTRIBUTION

General

        We, along with the Trusts, may sell the securities being offered by this prospectus in one or more of the following ways from time to time:

  •
  through underwriters or dealers;

  •
  through agents;

  •
  in "at the market offerings" to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

  •
  directly to purchasers; or

  •
  through a combination of any of these methods of sale.

        A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  privately negotiated transactions.

        We may also enter into hedging transactions. For example, we may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

  •
  sell securities short and redeliver such shares to close out our short positions;

  •
  enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

  •
  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

        A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

  •
  the terms of the offering;

  •
  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

  •
  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

  •
  any delayed delivery arrangements;

  •
  the terms of any subscription rights;

  •
  any initial public offering price;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange on which the securities may be listed.

        The offer and sale of the securities described in this prospectus by us, or the Trusts, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale, including in "at the market offerings";

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

Underwriting Compensation

        Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us, or the Trusts, and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

        If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. We may offer the securities to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we, or the Trusts, will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

        We, or the Trusts, may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We, or the Trusts, may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us, or the Trusts. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us, or the Trusts, and its compensation.

        In connection with offerings made through underwriters or agents, we, or the Trusts, may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

        We, or the Trusts, may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

        We, or the Trusts, may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        We, or the Trusts, may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

        We, or the Trusts, will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Subscription Offerings

        Direct sales to investors or our shareholders may be accomplished through subscription offerings or through shareholder subscription rights distributed to shareholders. In connection with subscription offerings or the distribution of shareholder subscription rights to shareholders, if all of the underlying securities are not subscribed for, we, or the Trusts, may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we, or the Trusts, may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through shareholder subscription rights, the shareholder subscription rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under shareholder purchase rights will set forth the relevant terms of the shareholder subscription rights, including:

  •
  whether class A common stock, preferred stock, or warrants for those securities will be offered under the shareholder subscription rights;

  •
  the number of those securities or warrants that will be offered under the shareholder subscription rights;

  •
  the period during which and the price at which the shareholder subscription rights will be exercisable;

  •
  the number of shareholder subscription rights then outstanding;

  •
  any provisions for changes to or adjustments in the exercise price of the shareholder subscription rights; and

  •
  any other material terms of the shareholder subscription rights.

Indemnification; Other Relationships

        We, or the Trusts, may agree to indemnify underwriters, dealers, agents and remarketing firms against civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.

Market Making, Stabilization and Other Transactions

        Each series of securities will be a new issue of securities and will have no established trading market other than our class A common stock which is listed on the NYSE. Any shares of our class A common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. Any underwriters to whom we, or the Trusts, sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the class A common stock, may or may not be listed on a national securities exchange, and any such listing if pursued will be described in the applicable prospectus supplement.

        To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the debt securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP, New York, New York, Venable LLP, Baltimore, Maryland and Richards, Layton & Finger, P.A., which, as special Delaware counsel for the trusts and us, will pass upon the validity of the trust preferred securities for the Trusts and us. Certain other matters in connection with the offering of securities by this prospectus will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP. Martin L. Edelman, who serves as one of our directors, is of counsel to Paul, Hastings, Janofsky & Walker LLP.

EXPERTS

        The consolidated financial statements of Capital Trust, Inc. appearing in Capital Trust, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2007 (including the schedule appearing therein), and the effectiveness of Capital Trust, Inc.'s internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Capital Trust, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we have filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. Our class A common stock is listed and traded on the New York Stock Exchange. These reports, proxy statements and other information are also available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005. We also maintain an internet site at www.capitaltrust.com that contains information concerning us. The information contained or referred to on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 to register the securities being offered in this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement. For further information regarding us and our securities, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us. Statements contained in this prospectus or any prospectus supplement as to the contents of any contract or other document that is filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete and we refer you to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

        The following documents, which have been filed with the SEC (File No. 001-14788), are incorporated herein by reference:

  •
  Our annual report on Form 10-K for the year ended December 31, 2007;

  •
  Our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2008; and

  •
  Our current reports on Form 8-K filed with the SEC on July 10, 2003 (including any amendment or report filed for the purpose of updating the description of our class A common stock contained therein), February 19, 2008, March 10, 2008, March 25, 2008 (other than the information in Item 7.01 and Exhibit 99.1 thereto) and April 1, 2008.

        All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering are deemed incorporated by reference into this prospectus and a part hereof from the date of filing of those documents. Any statement contained in any document incorporated by reference shall be deemed to be amended, modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus, except as so amended, modified or superseded.

        We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus. Requests for such documents should be directed to Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, New York 10022, Attention: Investor Relations (Telephone: (212) 655-0220)

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        Set forth below are the expenses, other than underwriting discounts and commissions, to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered. All amounts set forth below are estimated.

SEC Registration Fee	$19,650.00
Legal Fees and Expenses	*
Printing and Engraving Expenses	*
Trustees', Registrars and Transfer Agents', and Depositories' Fees and Expenses	*
Accounting Fees and Expenses	*
Miscellaneous	*

Total	$ *

    *
    These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty which is established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

        Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate the Company to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, member or director, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, member or director and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit the Company to indemnify and advance expenses to any individual who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

        Maryland law requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Item 16.    Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement(1)
3.1.a	Charter of the Capital Trust, Inc. (filed as Exhibit 3.1.a to Capital Trust, Inc.'s Current Report on Form 8-K (File No. 1-14788) filed on April 2, 2003 and incorporated herein by reference).
3.1.b	Certificate of Notice (filed as Exhibit 3.1 to Capital Trust, Inc.'s Current Report on Form 8-K (File No. 1-14788) filed on February 27, 2007 and incorporated herein by reference).
3.2.
Second Amended and Restated By-Laws of Capital Trust, Inc. (filed as Exhibit 3.2 to Capital Trust, Inc.'s Current Report on Form 8-K (File No. 1-4788) filed on February 27, 2007 and incorporated herein by reference).
4.1
Form of Certificate for Class A Common Stock, par value $0.01 per share, of Capital Trust, Inc. (filed as Exhibit 4.3 to Capital Trust, Inc.'s Registration Statement on Form S-3 (File No. 333-147954) filed on December 12, 2007 and incorporated herein by reference)
4.2	Form of Certificate for Preferred Stock of Capital Trust, Inc.(1)
4.3	Articles Supplementary with respect to Preferred Stock issued hereunder(1)
4.4	Senior Indenture(2)
4.5	Subordinated Indenture(2)
4.6	Indenture Security issued under the Senior Indenture(1)
4.7	Indenture Security issued under the Subordinated Indenture(1)
4.8	Warrant Agreement and Warrant Certificate(1)
4.9	Deposit Agreement and Deposit Receipt(1)

4.10	Subscription Rights Agreement and Subscription Rights Certificate(1)
4.11a	Declaration of Trust of CT Public Preferred Trust I(2)
4.11b	Certificate of Trust of CT Public Preferred Trust I ("Trust I")(2)
4.12a	Declaration of Trust of CT Public Preferred Trust II(2)
4.12b	Certificate of Trust of CT Public Preferred Trust II ("Trust II")(2)
4.13a	Declaration of Trust of CT Public Preferred Trust III(2)
4.13b	Certificate of Trust of CT Public Preferred Trust III ("Trust III" and together with Trust I and Trust II, the "Trusts")(2)
4.14	Amended and Restated Declaration of Trust with respect to each of the Trusts(1)
4.15	Junior Subordinated Indenture(1)
4.16	Guarantee Agreement with respect to each of the Trusts(1)
4.17	Form of Preferred Security of each of the Trusts(1)
5.1	Opinion of Venable LLP(2)
5.2a	Opinion of Richards, Layton & Finger, P.A. with respect to Trust I(2)
5.2b	Opinion of Richards, Layton & Finger, P.A. with respect to Trust II(2)
5.2c	Opinion of Richards, Layton & Finger, P.A. with respect to Trust III(2)
5.3	Opinion of Paul, Hastings, Janofsky & Walker LLP(2)
8.1	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding Tax Matters(2)
12.1	Statement of Computation of Ratio to Earnings to Combined Fixed Charges and Preferred Dividends(2)
23.1	Consent of Ernst & Young LLP(3)
23.2	Consent of Venable LLP (included in Exhibit 5.1)(2)
23.3a	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2a)(2)
23.3b	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2b)(2)
23.3c	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2c)(2)
23.4	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.3)(2)
24.1	Power of Attorney(2)
25.1	Statement of Eligibility of Trustee on Form T-1 to act as trustee under the Senior Indenture(4)
25.2	Statement of Eligibility of Trustee on Form T-1 to act as trustee under the Subordinated Indenture(4)
25.3	Statement of Eligibility of Trustee on Form T-1 to act as trustee under the Junior Subordinated Indenture(4)
25.4	Statement of Eligibility of Trustee on Form T-1 to act as trustee under the Amended and Restated Declaration of Trust of CT Public Preferred Trust I(4)

25.5	Statement of Eligibility of Trustee on Form T-1 to act as trustee under the Amended and Restated Declaration of Trust of CT Public Preferred Trust II(4)
25.6	Statement of Eligibility of Trustee on Form T-1 to act as trustee under the Amended and Restated Declaration of Trust of CT Public Preferred III(4)
25.7	Statement of Eligibility of Trustee on Form T-1 to act as trustee under the Guarantee Agreement relating to CT Public Preferred Trust I(4)
25.8	Statement of Eligibility of Trustee on Form T-1 to act as trustee under the Guarantee Agreement relating to CT Public Preferred Trust II(4)
25.9	Statement of Eligibility of Trustee on Form T-1 to act as trustee under the Guarantee Agreement relating to CT Public Preferred Trust III(4)

(1)
To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.

(2)
Previously filed.

(3)
Filed herewith.

(4)
To be filed separately under Form 305B2 in connection with the offering of the offered securities.

Item 17.    Undertakings.

(a)
The undersigned registrants hereby undertake:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  If the registrant is relying on Rule 430B,

  (A)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

  (ii)
  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

  (b)
  The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, if necessary (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

  (d)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to existing provisions or arrangements whereby the registrants may indemnify a director, officer or controlling person of each of the registrants against liabilities arising under the Securities Act, or otherwise, the registrants have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of each of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2008.

CAPITAL TRUST, INC.
By:	/s/ JOHN R. KLOPP John R. Klopp Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Sam Zell	Chairman of the Board	July 3, 2008
* John R. Klopp	Chief Executive Officer, President and Director (principal executive officer)	July 3, 2008
* Geoffrey G. Jervis	Chief Financial Officer (principal financial and accounting officer)	July 3, 2008
* Thomas E. Dobrowski	Director	July 3, 2008
* Martin L. Edelman	Director	July 3, 2008
* Craig M. Hatkoff	Director	July 3, 2008
* Edward S. Hyman	Director	July 3, 2008

* Henry N. Nassau	Director	July 3, 2008
* Joshua A. Polan	Director	July 3, 2008
* Lynne B. Sagalyn	Director	July 3, 2008

*By:	/s/ JOHN R. KLOPP
John R. Klopp
Attorney-in-Fact

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2008.

CT PUBLIC PREFERRED TRUST I
By:	Capital Trust, Inc., its Sponsor
By:	/s/ JOHN R. KLOPP Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2008.

CT PUBLIC PREFERRED TRUST II
By:	Capital Trust, Inc., its Sponsor
By:	/s/ JOHN R. KLOPP Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 3, 2008.

CT PUBLIC PREFERRED TRUST III
By:	Capital Trust, Inc., its Sponsor
By:	/s/ JOHN R. KLOPP Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement(1)
3.1.a	Charter of the Capital Trust, Inc. (filed as Exhibit 3.1.a to Capital Trust, Inc.'s Current Report on Form 8-K (File No. 1-14788) filed on April 2, 2003 and incorporated herein by reference).
3.1.b	Certificate of Notice (filed as Exhibit 3.1 to Capital Trust, Inc.'s Current Report on Form 8-K (File No. 1-14788) filed on February 27, 2007 and incorporated herein by reference).
3.2.
Second Amended and Restated By-Laws of Capital Trust, Inc. (filed as Exhibit 3.2 to Capital Trust, Inc.'s Current Report on Form 8-K (File No. 1-4788) filed on February 27, 2007 and incorporated herein by reference).
4.1
Form of Certificate for Class A Common Stock, par value $0.01 per share, of Capital Trust, Inc. (filed as Exhibit 4.3 to Capital Trust, Inc.'s Registration Statement on Form S-3 (File No. 333-147954) filed on December 12, 2007 and incorporated herein by reference)
4.2	Form of Certificate for Preferred Stock of Capital Trust, Inc.(1)
4.3	Articles Supplementary with respect to Preferred Stock issued hereunder(1)
4.4	Senior Indenture(2)
4.5	Subordinated Indenture(2)
4.6	Indenture Security issued under the Senior Indenture(1)
4.7	Indenture Security issued under the Subordinated Indenture(1)
4.8	Warrant Agreement and Warrant Certificate(1)
4.9	Deposit Agreement and Deposit Receipt(1)
4.10	Subscription Rights Agreement and Subscription Rights Certificate(1)
4.11a	Declaration of Trust of CT Public Preferred Trust I(2)
4.11b	Certificate of Trust of CT Public Preferred Trust I ("Trust I")(2)
4.12a	Declaration of Trust of CT Public Preferred Trust II(2)
4.12b	Certificate of Trust of CT Public Preferred Trust II ("Trust II")(2)
4.13a	Declaration of Trust of CT Public Preferred Trust III(2)
4.13b	Certificate of Trust of CT Public Preferred Trust III ("Trust III" and together with Trust I and Trust II, the "Trusts")(2)
4.14	Amended and Restated Declaration of Trust with respect to each of the Trusts(1)
4.15	Junior Subordinated Indenture(1)
4.16	Guarantee Agreement with respect to each of the Trusts(1)
4.17	Form of Preferred Security of each of the Trusts(1)
5.1	Opinion of Venable LLP(2)
5.2a	Opinion of Richards, Layton & Finger, P.A. with respect to Trust I(2)

5.2b	Opinion of Richards, Layton & Finger, P.A. with respect to Trust II(2)
5.2c	Opinion of Richards, Layton & Finger, P.A. with respect to Trust III(2)
5.3	Opinion of Paul, Hastings, Janofsky & Walker LLP(2)
8.1	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding Tax Matters(2)
12.1	Statement of Computation of Ratio to Earnings to Combined Fixed Charges and Preferred Dividends(2)
23.1	Consent of Ernst & Young LLP(3)
23.2	Consent of Venable LLP (included in Exhibit 5.1)(2)
23.3a	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2a)(2)
23.3b	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2b)(2)
23.3c	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2c)(2)
23.4	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.3)(2)
24.1	Power of Attorney(2)
25.1	Statement of Eligibility of Trustee on Form T-1 to act as trustee under the Senior Indenture(4)
25.2	Statement of Eligibility of Trustee on Form T-1 to act as trustee under the Subordinated Indenture(4)
25.3	Statement of Eligibility of Trustee on Form T-1 to act as trustee under the Junior Subordinated Indenture(4)
25.4	Statement of Eligibility of Trustee on Form T-1 to act as trustee under the Amended and Restated Declaration of Trust of CT Public Preferred Trust I(4)
25.5	Statement of Eligibility of Trustee on Form T-1 to act as trustee under the Amended and Restated Declaration of Trust of CT Public Preferred Trust II(4)
25.6	Statement of Eligibility of Trustee on Form T-1 to act as trustee under the Amended and Restated Declaration of Trust of CT Public Preferred III(4)
25.7	Statement of Eligibility of Trustee on Form T-1 to act as trustee under the Guarantee Agreement relating to CT Public Preferred Trust I(4)
25.8	Statement of Eligibility of Trustee on Form T-1 to act as trustee under the Guarantee Agreement relating to CT Public Preferred Trust II(4)
25.9	Statement of Eligibility of Trustee on Form T-1 to act as trustee under the Guarantee Agreement relating to CT Public Preferred Trust III(4)

(1)
To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.

(2)
Previously filed.

(3)
Filed herewith.

(4)
To be filed separately under Form 305B2 in connection with the offering of the offered securities.

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Class A Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Subscription Rights and Units
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
CAPITAL TRUST, INC.
THE TRUSTS
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF SUBSCRIPTION RIGHTS
DESCRIPTION OF THE TRUST PREFERRED SECURITIES
DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES
DESCRIPTION OF UNITS
FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
Exhibit Index